Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAPTHEALTH REPORTS FIRST Quarter 2022 Results, UPDATES 2022 guidance,

AND ANNOUNCES $200 million SHARE REPURCHASE program

PLYMOUTH MEETING, Pa. – May 10, 2022 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the first quarter ended March 31, 2022, and announced the authorization of a share repurchase program for up to $200 million.

First Quarter Results and Highlights

•	AdaptHealth delivered solid net revenue and Adjusted EBITDA for the first quarter, as it began to overcome ongoing challenges resulting from shortages of CPAP equipment.

•	Net revenue was $706.2 million compared to $482.1 million in the first quarter of 2021, an increase of 46.5%.

•	Net income attributable to AdaptHealth Corp. was $41.8 million, or $0.08 per diluted share, compared to a net loss attributable to AdaptHealth Corp. of $4.0 million, or $0.08 per diluted share, in the first quarter of 2021.

•	Organic growth for the first quarter was 3.7% and non-acquired growth was 3.7%.

•	Adjusted EBITDA was $137.6 million, compared to $104.2 million in the first quarter of 2021, an increase of 32.1%.

•	During the quarter, the Company began integration of the previously-announced acquisition of Community Surgical Supply, and for the year to date, has completed six acquisitions of HME and Sleep providers.

•	Cash flow from operations was $66.5 million in the first quarter of 2022 compared to $18.4 million in the first quarter of 2021.

Guidance Updated for Fiscal Year 2022

Based on current business, market trends, governmental reimbursement updates, and acquisitions to date, the Company is updating its previously issued financial guidance for fiscal year 2022, as follows:

•	Net revenue of $2.840 billion to $3.040 billion (previously $2.825 billion to $3.025 billion);

•	Adjusted EBITDA of $615 million to $675 million (previously $610 million to $670 million); and

•	Total capital expenditures representing 9-11% of net revenue (unchanged).

Guidance for fiscal year 2022 does not include any contribution from acquisitions that have not yet closed, or continuing Public Health Emergency benefits beyond the currently scheduled expiration date.

Share Repurchase Authorization

The Company announced that its Board of Directors has authorized a share repurchase program for up to $200 million of the Company’s common stock through December 31, 2022. The timing and actual number of shares to be repurchased will depend upon market conditions and other factors. Shares may be repurchased from time to time on the open market, through privately negotiated transactions or otherwise. Purchases may be started or stopped at any time without prior notice depending on market conditions and other factors. The Company intends to fund the share repurchase program through its available cash and liquidity.

Management Commentary

Steve Griggs, Chief Executive Officer, commented, “We are very pleased with our strong start to the year. During the quarter we have seen continued strength in our diabetes product line, consistent with our expectations, and our HME product line continues to be resilient as CPAP patient set ups in March and April were at or near 2021 levels.

Despite overall economic challenges, including wage pressure and higher equipment and fuel costs, AdaptHealth continues to meet our expectations for growth and profitability. Our operating and financial results demonstrate the Company’s strong position as a leading national provider of medical equipment and supplies across the U.S., with an increasingly important role to play in the lives of our approximately 3.9 million patients.

The announcement of our $200 million share repurchase program reflects our confidence in AdaptHealth’s outlook and our Board of Directors’ view that AdaptHealth’s common stock continues to trade at a discount based on our immediate prospects and the Company’s long-term value. ”

Josh Parnes, President, commented, “We remain focused as an organization on driving efficiency amid the ongoing challenges in the operating environment, including through continued investments in technology to drive better operating performance, improved patient outcomes, and reduced cost of care.”

Conference Call

Management will host a conference call at 8:30 am ET today to discuss the results and business activities. Interested parties may participate in the call by dialing:

• (877) 407-6176 (Domestic) or

• (201) 689-8451 (International)

Webcast registration: Click Here

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 3.9 million patients annually in all 50 states through its network of over 750 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector; and the impact of the coronavirus (COVID-19) pandemic and the Company’s response to it. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information and Financial Guidance

This release contains non-GAAP financial guidance, which is adjusted to exclude certain costs, expenses, gains and losses and other specified items that are evaluated on an individual basis. These non-GAAP items are adjusted after considering their quantitative and qualitative aspects and typically have one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods.

The Company uses EBITDA and Adjusted EBITDA, which are financial measures that are not prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures.

The Company believes Adjusted EBITDA is useful to investors in evaluating the Company’s financial performance. The Company uses this metric as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA and Adjusted EBITDA should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items, including equity-based compensation expense, transaction costs, changes in fair value of the warrant liability, and other non-recurring items of expense or income in full year 2022. As a result, reconciliation of these non-GAAP measures to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results.

In addition, the Company’s non-GAAP financial guidance in this release excludes the impact of any potential additional future strategic acquisitions and any specified items that have not yet been identified and quantified. The guidance also excludes macro-economic effects due to the COVID-19 pandemic that are not yet quantifiable. The financial guidance is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release.

ADAPTHEALTH CORP.

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$119,428	$149,627
Accounts receivable	369,898	359,896
Inventory	99,636	123,095
Prepaid and other current assets	26,026	37,440
Total current assets	614,988	670,058
Equipment and other fixed assets, net	424,764	398,577
Operating lease right-of-use assets	142,092	147,760
Goodwill	3,515,066	3,512,567
Identifiable intangible assets, net	192,370	202,231
Other assets	15,170	15,098
Deferred tax assets	299,891	304,193
Total Assets	$5,204,341	$5,250,484
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$316,051	$358,384
Current portion of finance lease obligations	8,692	15,446
Current portion of operating lease obligations	30,597	31,418
Current portion of long-term debt	20,000	20,000
Contract liabilities	30,613	31,370
Other liabilities	37,602	43,194
Total current liabilities	443,555	499,812
Long-term debt, less current portion	2,179,730	2,183,552
Operating lease obligations, less current portion	115,420	120,180
Other long-term liabilities	313,963	322,487
Warrant liability	31,047	57,764
Total Liabilities	3,083,715	3,183,795
Total Stockholders' Equity	2,120,626	2,066,689
Total Liabilities and Stockholders' Equity	$5,204,341	$5,250,484

ADAPTHEALTH CORP.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(in thousands, except per share data)	March 31,
	2022	2021
Net revenue	$706,203	$482,119

Costs and expenses:
Cost of net revenue	597,122	396,698
General and administrative expenses	41,444	56,632
Depreciation and amortization, excluding patient equipment depreciation	16,085	13,380
Total costs and expenses	654,651	466,710
Operating income	51,552	15,409
Interest expense, net	24,776	22,185
Change in fair value of warrant liability	(26,717)	(3,168)
Change in fair value of contingent consideration common shares liability	—	(1,965)
Loss on extinguishment of debt	—	4,213
Other (income) loss, net	5,660	(519)
Income (loss) before income taxes	47,833	(5,337)
Income tax expense (benefit)	5,603	(1,695)
Net income (loss)	42,230	(3,642)
Income attributable to noncontrolling interest	480	324
Net income (loss) attributable to AdaptHealth Corp.	$41,750	$(3,966)

Weighted average common shares outstanding - basic	134,023	111,109
Weighted average common shares outstanding - diluted	138,483	115,995

Basic net income (loss) per share	$0.29	$(0.04)
Diluted net income (loss) per share	$0.08	$(0.08)

ADAPTHEALTH CORP.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$42,230	$(3,642)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	77,030	47,206
Equity-based compensation	5,502	8,582
Change in fair value of contingent consideration common shares liability	—	(1,965)
Change in fair value of warrant liability	(26,717)	(3,168)
Reduction in the carrying amount of operating lease right-of-use assets	7,484	6,957
Deferred income tax expense (benefit)	4,303	(1,695)
Change in fair value of interest rate swaps, net of reclassification adjustment	(726)	(709)
Amortization of deferred financing costs	1,309	894
Write-off of deferred financing costs	—	4,213
Other	—	266
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,481)	(7,344)
Inventory	21,331	16,444
Prepaid and other assets	12,237	2,589
Operating lease obligations	(7,420)	(6,806)
Operating liabilities	(60,631)	(43,442)
Net cash provided by operating activities	66,451	18,380
Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(2,932)	(1,178,168)
Purchases of equipment and other fixed assets	(77,166)	(35,596)
Net cash used in investing activities	(80,098)	(1,213,764)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	—	795,000
Repayments on long-term debt and lines of credit	(5,000)	(303,771)
Repayments of finance lease obligations	(8,156)	(9,854)
Proceeds from the exercise of stock options	723	—
Proceeds received in connection with employee stock purchase plan	753	314
Proceeds from the issuance of senior unsecured notes	—	500,000
Proceeds from the issuance of Class A Common Stock	—	278,850
Payments for equity issuance costs	—	(13,832)
Payments of deferred financing costs	—	(16,148)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(1,269)	(810)
Payments of contingent consideration and deferred purchase price from acquisitions	(3,603)	(2,190)
Net cash (used in) provided by financing activities	(16,552)	1,227,559
Net (decrease) increase in cash and cash equivalents	(30,199)	32,175
Cash and cash equivalents at beginning of period	149,627	99,962
Cash and cash equivalents at end of period	$119,428	$132,137

Non-GAAP Financial Measures

This press release presents AdaptHealth’s EBITDA and Adjusted EBITDA for the three months ended March 31, 2022 and 2021.

AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization.

AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus loss on extinguishment of debt, equity-based compensation expense, transaction costs, change in fair value of the contingent consideration common shares liability, change in fair value of the warrant liability, and other non-recurring items of expense or income.

The following unaudited table presents the reconciliation of net income (loss) attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA for the three months ended March 31, 2022 and 2021:

	Three Months Ended
(in thousands)	March 31,
	2022	2021
Net income (loss) attributable to AdaptHealth Corp.	$41,750	$(3,966)
Income attributable to noncontrolling interest	480	324
Interest expense, net	24,776	22,185
Income tax expense (benefit)	5,603	(1,695)
Depreciation and amortization, including patient equipment depreciation	77,030	47,206
EBITDA	149,639	64,054
Loss on extinguishment of debt (a)	—	4,213
Equity-based compensation expense (b)	5,502	8,582
Transaction costs (c)	3,108	31,854
Change in fair value of contingent consideration common shares liability (d)	—	(1,965)
Change in fair value of warrant liability (e)	(26,717)	(3,168)
Other non-recurring expense, net (f)	6,112	605
Adjusted EBITDA	$137,644	$104,175

(a)	Represents write offs of unamortized deferred financing costs related to refinancing of debt.

(b)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.

(c)	Represents transaction costs and expenses related to other integration efforts related to acquisitions.

(d)	Represents a non-cash gain for the change in the estimated fair value of the contingent consideration common shares liability.

(e)	Represents a non-cash gain for the change in the estimated fair value of the warrant liability.

(f)	The 2022 period consists of a $4.5 million expense related to changes in AdaptHealth’s estimated TRA liability, $0.5 million of expenses associated with litigation claims, $0.4 million of expenses associated with lease terminations, a $0.8 million loss related to the write-off of an investment, offset by $0.1 million of net other non-recurring items of income. The 2021 period includes $0.9 million of severance expense and a $0.2 million charge for the increase in the fair value of a contingent consideration liability related to an acquisition, offset by a gain of $0.5 million for the receipt of earnout proceeds in connection with an investment that was sold in 2020.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Anton Hie

Vice President, Investor Relations

IR@adapthealth.com